STOCKHOLDERS AGREEMENT

         This STOCKHOLDERS AGREEMENT (the "Agreement") is made and entered into as of September ___, 2004, by and among Big Bend XI Investments, Ltd. ("Big Bend"), Crestview Capital Master, LLC ("Crestview"), HLT FFT, LLC ("HLT"), Midsummer Investment Ltd. ("Midsummer"), Islandia, L.P. ("Islandia"), Richard Kiphart ("Kiphart") and Sponsor Investments, LLC, a Texas limited liability company ("Sponsor") (collectively, the "Stockholders").

                                    RECITALS

         WHEREAS, the Stockholders, each of which is listed on Exhibit A attached hereto, have received or will receive shares of common stock of North American Technologies Group, Inc., a Delaware corporation (the "Company") in connection with a restructuring of the capitalization of the Company;

         WHEREAS, in connection with such restructuring, Big Bend, Crestview, HLT, Midsummer, Islandia and Kiphart (the "Purchasing Group") have acquired or will acquire shares of the Company's Common Stock from Avalanche Resources, Ltd., a Delaware corporation ("Avalanche") and Kevin Maddox ("Maddox") pursuant to that certain Common Stock Purchase Agreement dated November ___, 2004 (the "Common Stock Purchase Agreement");

         WHEREAS, Sponsor owns all of the Class B membership interests of TieTek LLC ("TieTek"), a limited liability company that is a subsidiary of the Company, and has the option to acquire up to 499 Class A membership interests of TieTek (the "Class A Option");

         WHEREAS, in connection with the restructuring, Sponsor will exchange its Class B membership interests in TieTek and the Class A Option for shares of the Company's Common Stock and a warrant to purchase shares of the Company's Series CC Preferred Stock (the "Exchange") pursuant to that certain Exchange Agreement dated November ___, 2004 (the "Exchange Agreement");

         WHEREAS, Exhibit A attached hereto sets forth the total number of the Company's equity securities that each Stockholder will beneficially own immediately following the consummation of the Common Stock Purchase Agreement and the Exchange Agreement and the transactions contemplated therein; and

         WHEREAS, it is a condition to the consummation of the Exchange Agreement and the Common Stock Purchase Agreement that the parties hereto execute and deliver this Agreement.

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

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       REPRESENTATION ON COMPANY'S BOARD OF DIRECTORS.

         The Company's Board of Directors shall consist of five (5) directors. On all matters relating to the election of directors of the Company, the Stockholders agree to vote all shares of Common Stock held by them (or to consent pursuant to an action by written consent of the holders of Common Stock) in favor of the election of two (2) nominees designated by the Purchasing Group (the "Purchasing Group Nominees"), two (2) nominees designated by Sponsor (the "Sponsor Nominees") and one (1) nominee designated by Sponsor and Big Bend (the "Sponsor/Big Bend Nominee") to serve on the Company's Board of Directors and each committee thereof (collectively, the "Designated Directors"). The initial Purchasing Group Nominees shall be ________________ and _______________. The initial Sponsor Nominees shall be __________________ and _______________. The initial Sponsor/Big Bend Nominee shall be ______________. The Stockholders shall take such action as is necessary to promptly elect such Designated Directors to the Company's Board of Directors as provided in this Section 1. In the event that any Designated Director is removed for cause pursuant to a vote of the Company's Board of Directors, the replacement for such removed Designated Director shall be designated in accordance with the provisions of this Section
1. Any other vote taken to fill any vacancy created by the resignation or death of any Designated Director shall also be subject to the provisions of this
Section 1.

2.    RECOVERY FOR BREACHES OF EXCHANGE AGREEMENT OR COMMON STOCK PURCHASE
      AGREEMENT.

      2.1 Sharing of Recovery. In the event that any Stockholder recovers any funds, proceeds or collateral from either Avalanche or Maddox for any breach of either the Exchange Agreement or the Common Stock Purchase Agreement (any such recovery referred to herein as a "Recovery"), then such recovering Stockholder agrees to share such Recovery with all of the Stockholders in accordance with the provisions of this Agreement.

      2.2 Allocation of Recovery. The Stockholders agree to share any Recovery among all Stockholders such that each Stockholder shall be entitled to that percentage of any Recovery that is equal to the quotient of (A) the lesser of
(i) the number of shares of the Company's Common Stock acquired by such Stockholder pursuant to the Exchange Agreement or the Common Stock Purchase Agreement, including any shares of Common Stock underlying or acquired pursuant to the exercise of any warrant to purchase shares of the Company's Common Stock (a "Warrant") that is acquired pursuant to the Exchange Agreement, the Common Stock Purchase Agreement or the transactions contemplated therein, and including any shares of Common Stock issuable upon the conversion of any shares of Preferred Stock acquired pursuant to the Exchange Agreement or the transactions contemplated therein, or (ii) the total number of shares of the Company's Common

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

Stock that is beneficially owned by such Stockholder at the time of the claim that resulted in the Recovery, including any shares of Common Stock underlying any Warrant and including any shares of Common Stock issuable upon the conversion of any shares of Preferred Stock, and (B) the number of shares of the Company's Common Stock acquired by all of the Stockholders pursuant to the Exchange Agreement and the Common Stock Purchase Agreement, including any shares of Common Stock underlying or acquired pursuant to the exercise of any Warrant that is acquired pursuant to the Exchange Agreement, the Common Stock Purchase Agreement or the transactions contemplated therein, and including any shares of Common Stock issuable upon the conversion of any shares of Preferred Stock acquired pursuant to the Exchange Agreement or the transactions contemplated therein. The Stockholders acknowledge and agree that any shares of the Company's Common Stock (or any shares of Common Stock underlying or acquired pursuant to the exercise of any Warrant) that were not acquired pursuant to the Exchange Agreement or the Common Stock Purchase Agreement shall not be counted for purposes of determining the percentage of any Recovery that each Stockholder shall be entitled to pursuant to this Agreement.

3. ASSIGNMENT, AMENDMENT AND WAIVER.

      3.1 Assignment. No Stockholder may assign its rights under this Agreement, except to a Permitted Transferee. For purposes of this Agreement, "Permitted Transferee" means any Affiliate of a Stockholder so long as he, she or it has agreed in writing to be bound by the terms of the Agreement to the same extent as his, her or its transferor. For purposes of this Agreement, "Affiliate" shall mean, with respect to any Stockholder, the following: (a) any person or entity that directly, or indirectly through one or more intermediaries, Controls such Stockholder, or (b) any person or entity that is Controlled by or is under common Control with such Stockholder. For purposes of this Agreement, "Control" and its derivatives "Controls" and "Controlled" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

      3.2 Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing signed by all of the Stockholders. Any amendment or waiver effected in accordance with this Section 3.2 will be binding upon the parties, and each permitted successor or assignee of the parties.

4.       GENERAL PROVISIONS.

      4.1 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to the Stockholders at the address set forth in the signature page to this Agreement, or to such other address as any party may designate by written notice to the other parties in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

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

      4.2 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

            (a) The validity, interpretation and enforcement of this Agreement and the Transaction Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas (without giving effect to principles of conflicts of law).

            (b) The parties hereto irrevocably consent and submit to the non-exclusive jurisdiction of any state court of the State of Texas and any Federal Court located in the Southern District of Texas and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above.

            (c) The Stockholders hereby waive personal service of any and all process upon them and consent that all such service of process may be made by certified mail (return receipt requested) directed to their respective addresses set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, the Stockholders shall appear in answer to such process, failing which any non-appearing Stockholder shall be deemed in default and judgment may be entered against the Stockholder for the amount of the claim and other relief requested.

            (d) THE PARTIES HERETO EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      4.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

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

      4.4 Successors. Subject to the provisions of Section 3.1, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

      4.5 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      4.6 Entire Agreement. This Agreement, any supplements hereto, and any instruments or documents delivered or to be delivered in connection herewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

      4.7 Construction. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to the Company and the Stockholders pursuant to the definitions set forth in the preamble hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The words "include", "includes", "including" or similar words, when used in this Agreement shall mean "including, without limitation".

      4.8 Termination.

            (a) The rights and obligations of the Stockholders under Section 1 of this Agreement shall terminate on May 31, 2005.

            (b) The rights and obligations of any individual Stockholder under
Section 2.1 and Section 2.2 of this Agreement shall terminate on the first day that such Stockholder and/or any of its Permitted Transferees no longer owns any of the Company's Common Stock or any securities that are convertible into shares of the Company's Common Stock. If the rights and obligations of any individual Stockholder under Section 2.1 and Section 2.2 of this Agreement are terminated, all other Stockholders will continue to be bound by Section 2.1 and Section 2.2 of this Agreement.

                  [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]


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

      IN WITNESS WHEREOF, the parties hereto have executed this STOCKHOLDERS AGREEMENT as of the date set forth in the first paragraph hereof.

                                            BIG BEND XI INVESTMENTS, LTD.

                                            By:      ___________________________

                                            Name:

                                            Title:

                                            Address:

                                            Facsimile:        (____) ____-______

                                            CRESTVIEW CAPITAL MASTER, LLC

                                            By:      ___________________________

                                            Name:

                                            Title:

                                            Address:

                                            Facsimile:        (____) ____-______

                                            HLT FFT, LLC

                                            By:      ___________________________

                                            Name:

                                            Title:

                                            Address:

                                            Facsimile:        (____) ____-______

                                            MIDSUMMER INVESTMENT LTD.

                                            By:      ___________________________

                                            Name:

                                            Title:

                                            Address:

                                            Facsimile:        (____) ____-______

                                            ISLANDIA, L.P.

                                            By:      ___________________________

                                            Name:

                                            Title:

                                            Address:

                                            Facsimile:        (____) ____-______

                                            RICHARD KIPHART

                                            By:      ___________________________

                                            Name:

                                            Title:

                                            Address:

                                            Facsimile:        (____) ____-______

                                            SPONSOR INVESTMENTS, LLC

                                            By:      ___________________________

                                            Name:

                                            Title:

                                            Address:

                                            Facsimile:        (____) ____-______

                                    Exhibit A

                   Stockholder Ownership of Company Securities
    (Post-Closing of Common Stock Purchase Agreement and Exchange Agreement)

------------------------- ------------------- ----------------------- ------------------------- --------------------------

                              SHARES OF        SHARES ISSUABLE UPON      SHARES ISSUABLE ON        SHARES ISSUABLE ON
          NAME               COMMON STOCK       EXERCISE OF OPTIONS      EXERCISE OF WARRANTS     CONVERSION OF PREFERRED
                                HELD                                                                     STOCK

------------------------- ------------------- ----------------------- ------------------------- --------------------------
Big Bend XI
Investments, Ltd.

------------------------- ------------------- ----------------------- ------------------------- --------------------------

Crestview Capital
Master, LLC

------------------------- ------------------- ----------------------- ------------------------- --------------------------

HLT FFT, LLC

------------------------- ------------------- ----------------------- ------------------------- --------------------------

Midsummer Investment
Ltd.

------------------------- ------------------- ----------------------- ------------------------- --------------------------

Islandia, L.P.

------------------------- ------------------- ----------------------- ------------------------- --------------------------

Richard Kiphart

------------------------- ------------------- ----------------------- ------------------------- --------------------------

Sponsor Investments, LLC

------------------------- ------------------- ----------------------- ------------------------- --------------------------

Each of the Stockholders hereby represents and warrants, as to itself only, that the number of shares of the Company's Common Stock held by such person, or issuable to such person upon conversion or exercise of preferred stock, options, warrants, or any other convertible security, accurately sets forth such Stockholder's beneficial ownership of the Company's securities after the closing of the Common Stock Purchase Agreement and the Exchange Agreement and the transactions contemplated therein, and immediately after the closing of the Common Stock Purchase Agreement and the Exchange Agreement, such Stockholder will not beneficially own, or have the right to acquire, any securities of the Company other than as set forth above.